EXHIBIT 11


Statement re: Computation of Earnings Per Share


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                                  CULLEN/FROST BANKERS, INC.
                           Computation of Earnings per Common Share
                            Primary and Fully Diluted (Unaudited)
                                      (in thousands)


                                                             December 31
                                                   ----------------------------
Primary Earnings per Share                           1994       1993      1992
------------------------------------------------   --------   -------   -------
Income before extraordinary credit and
 cumulative effect of accounting change            $ 37,423   $38,797   $17,625
Elimination of interest on 9.75% convertible
 subordinated debentures due 1996, net of tax                      54       643
                                                   --------   -------   -------
Income applicable to common stock before
 extraordinary credit and cumulative effect of
 accounting change                                   37,423    38,851    18,268
Extraordinary credit                                                      6,497
Cumulative effect of accounting change                          8,439
                                                    -------   -------   -------
Net income applicable to common stock               $37,423   $47,290   $24,765
                                                    =======   =======   =======

Weighted average shares outstanding                  11,059    10,922    10,175
Addition from assumed exercise of stock options         164       189       284
Addition of assumed conversion of 9.75%
 convertible subordinated debentures due 1996                      40       515
                                                    -------   -------   -------
Weighted average number of common shares
 outstanding                                         11,223    11,151    10,974
                                                    =======   =======   =======
Primary earnings per common share:
Income before extraordinary credit and
 cumulative effect of accounting change               $3.33     $3.48     $1.66
Net income                                             3.33      4.24      2.26

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
                                                             December 31
                                                   ----------------------------
Fully Diluted Earnings per Share                     1994       1993      1992
------------------------------------------------   --------   -------   -------
Income before extraordinary credit and
 cumulative effect of accounting change            $37,423    $38,797   $17,625
Elimination of interest on 9.75% convertible
 subordinated debentures due 1996, net of tax                      54       643
                                                   -------    -------    ------
Income applicable to common stock before
 extraordinary credit and cumulative effect of
 accounting change                                  37,423     38,851    18,268
Extraordinary credit                                                      6,497
Cumulative effect of accounting change                          8,439
                                                   -------    -------    ------
Net income applicable to common stock              $37,423    $47,290   $24,765
                                                   =======    =======   =======

Weighted average shares outstanding                 11,059     10,922    10,175
Addition from assumed exercise of stock options        164        189       325
Addition of assumed conversion of 9.75%
 convertible subordinated debentures due 1996                      40       515
                                                   -------    -------    ------
Weighted average number of common shares
 outstanding                                        11,223     11,151    11,015
                                                   =======    =======    =======
Fully diluted earnings per common share:
Income before extraordinary credit and
 cumulative effect of accounting change              $3.33      $3.48     $1.66
Net income                                            3.33       4.24      2.25

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